As filed with the Securities and Exchange Commission on November 15, 2004

Registration No. 333-40702

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
__________________

Post-Effective Amendment No. 1 to
Form S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LCC International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	54-1807038

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7925 Jones Branch Drive
McLean, VA 22102

(Address of principal executive offices)

LCC International, Inc. Amended and Restated Equity Incentive Plan
(formerly the 1996 Employee Stock Option Plan)
LCC International, Inc. Directors Stock Option Plan

(Full title of the plans)

C. Thomas Faulders, III
President and Chief Executive Officer
LCC International, Inc.
7925 Jones Branch Drive
McLean, VA 22102
(703) 873-2000

(Name, address and telephone number, including area code, of agent for service)

Copy to:
Joseph G. Connolly, Jr., Esq.
Joseph E. Gilligan, Esq.
Hogan & Hartson L.L.P.
555 Thirteenth Street, N.W.
Washington, D.C. 20004-1109
(202) 637-5600

This Registration Statement incorporates by reference the information contained in the earlier registration statements relating to the LCC International, Inc. Amended and Restated Equity Incentive Plan (formerly the 1996 Employee Stock Option Plan) and LCC International, Inc. Directors Stock Option Plan filed on December 12, 1996 (Registration No. 333-17803) and August 31, 1999 (Registration No. 333-86207).

EXPLANATORY NOTE

     On December 16, 1999 and February 1, 2000, the Board of Directors of LCC International, Inc. (the “Company”) approved and adopted amendments to the LCC International, Inc. 1996 Employee Stock Option Plan (as amended, the “Employee Plan”). On December 16, 1999, the Board of Directors approved an increase of 500,000 shares of Class A Common Stock, par value $.01 per share (“Class A Common Stock”), reserved under the Employee Plan; on February 1, 2000, the Board of Directors approved an increase of an additional 3,600,000 shares of Class A Common Stock reserved under the Employee Plan. In the aggregate, the amendments amended Section 4 of the Employee Plan to increase the number of shares of Class A Common Stock of the Company reserved under the Employee Plan from 4,725,000 to 8,825,000. On February 1, 2000, the Board of Directors of the Company approved and adopted an amendment to the LCC International. Inc. Directors Stock Option Plan (as amended, the “Directors Plan”). The amendment amended Section 4 of the Directors Plan to increase the number of shares of Class A Common Stock of the Company reserved under the Directors Plan from 140,000 to 250,000. The Company’s stockholders approved the amendments to the Employee Plan and the amendment to the Directors Plan at the annual meeting of stockholders held on May 16, 2000. On June 30, 2000, the Company filed a Registration Statement on Form S-8 to register the additional shares under both the Employee Plan and the Directors Plan (Registration No. 333-40702) (the “Initial Form S-8”).

     As amended, (i) the total number of shares of Class A Common Stock available under the Employee Plan is 8,825,000 (of which 4,100,000 shares were registered on the Initial Form S-8) and (ii) the total number of shares of Class A Common Stock available under the Directors Plan is 250,000 (of which 110,000 were registered on the Initial Form S-8).

     On March 10, 2004, the Board of Directors of the Company approved and adopted the Amended and Restated Equity Incentive Plan, which amended and restated the Employee Plan in its entirety. The Company’s stockholders approved the Amended and Restated Equity Incentive Plan at the annual meeting of stockholders held on May 26, 2004.

     The purpose of this post-effective amendment no. 1 is to include Exhibit 4.8, the Amended and Restated Equity Incentive Plan, in the registration statement.

     As permitted by the rules of the SEC, this registration statement incorporates by reference the information contained in the earlier registration statements relating to the Employee Plan and the Directors Plan filed on December 12, 1996 (Registration No. 333-17803) and August 31, 1999 (Registration No. 333-86207).

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit
Number	Description

4.2	LCC International, Inc. Directors Stock Option Plan (filed as Exhibit 10.13 to the Registrant’s Registration Statement on Form S-1 (File No. 333-6067), and incorporated herein by reference).

4.5	Amendment to LCC International, Inc. Directors Stock Option Plan, dated April 22, 1997 (filed as Exhibit 4.8 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 1999 and incorporated herein by reference).

4.6	Amendment to LCC International, Inc. Directors Stock Option Plan, dated April 16, 1998 (included as Attachment B to the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 17, 1998 and incorporated herein by reference).

4.7	Amendment to LCC International, Inc. Directors Stock Option Plan, dated February 1, 2000 (included as Attachment B to the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 24, 2000 and incorporated herein by reference).

4.8	LCC International, Inc. Amended and Restated Equity Incentive Plan (formerly the 1996 Employee Stock Option Plan) (filed as Exhibit 10.33 to the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 13, 2004 and incorporated herein by reference).

5.1	Opinion of Hogan & Hartson L.L.P. regarding the legality of the securities being registered.#

23.1	Consent of KPMG LLP.#

23.2	Consent of Hogan & Hartson L.L.P. (included in their opinion filed as Exhibit 5.1 hereto).

24.1	Power of Attorney.*

*	Previously filed.

#	Filed herewith.

Exhibit 4.1, the LCC International, Inc. 1996 Employee Stock Option Plan, Exhibit 4.3, an Amendment to LCC International, Inc. 1996 Employee Stock Plan, dated April 16, 1998, and Exhibit 4.4, an Amendment to LCC International, Inc. 1996 Employee Stock Option Plan, dated February 1, 2000, which have been amended and superseded by Exhibit 4.8, the LCC International, Inc. Amended and Restated Equity Incentive Plan, have been omitted from this post-effective amendment no. 1.

SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of McLean, Commonwealth of Virginia on the 11th day of November, 2004.

LCC INTERNATIONAL, INC.

By:	/s/ C. Thomas Faulders, III
C. Thomas Faulders, III
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated below on the 11th day of November, 2004.

SIGNATURE	TITLE

/s/ C. Thomas Faulders, III C. Thomas Faulders, III	Chairperson of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)
/s/ Graham B. Perkins Graham B. Perkins	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)
Julie A. Dobson	Director

SIGNATURE	TITLE

* Mark D. Ein	Director
* Steven J. Gilbert	Director
Susan Ness	Director
* Neera Singh	Director
* Rajendra Singh	Director

*By:	/s/ C. Thomas Faulders, III
C. Thomas Faulders, III

EXHIBIT INDEX

Exhibit Number	Description
4.2	LCC International, Inc. Directors Stock Option Plan (filed as Exhibit 10.13 to the Registrant’s Registration Statement on Form S-1 (File No. 333-6067), and incorporated herein by reference).

4.5	Amendment to LCC International, Inc. Directors Stock Option Plan, dated April 22, 1997 (filed as Exhibit 4.8 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 1999 and incorporated herein by reference).

4.6	Amendment to LCC International, Inc. Directors Stock Option Plan (included as Attachment B to the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 17, 1998 and incorporated herein by reference).

4.7	Amendment to LCC International, Inc. Directors Stock Option Plan, dated February 1, 2000 (included as Attachment B to the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 24, 2000 and incorporated herein by reference).

4.8	LCC International, Inc. Amended and Restated Equity Incentive Plan (formerly the 1996 Employee Stock Option Plan) (filed as Exhibit 10.33 to the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 13, 2004 and incorporated herein by reference).

5.1	Opinion of Hogan & Hartson L.L.P. regarding the legality of the securities being registered.#

23.1	Consent of KPMG LLP.#

23.2	Consent of Hogan & Hartson L.L.P. (included in their opinion filed as Exhibit 5.1 hereto).

24.1	Power of Attorney.*

*	Previously filed.

#	Filed herewith.

     Exhibit 4.1, the LCC International, Inc. 1996 Employee Stock Option Plan, Exhibit 4.3, an Amendment to LCC International, Inc. 1996 Employee Stock Plan, dated April 16, 1998, and Exhibit 4.4, an Amendment to LCC International, Inc. 1996 Employee Stock Option Plan, dated February 1, 2000, which have been amended and superseded by Exhibit 4.8, the LCC International, Inc. Amended and Restated Equity Incentive Plan, have been omitted from this post-effective amendment no. 1.